EXHIBIT 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS SECOND QUARTER EARNINGS

NAPLES, FLORIDA (August 4, 2008) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the second quarter ended June 30, 2008. HMA reported net revenue of $1,105.3 million; earnings before interest, income taxes, depreciation, amortization, gains on sales of assets, refinancing costs and minority interests (“EBITDA”) of $163.3 million; income from continuing operations of $21.9 million; net income of $12.4 million; diluted earnings per share (“EPS”) of $0.05; diluted EPS from continuing operations of $0.09; and diluted EPS from continuing operations excluding refinancing costs and gains from the sales of assets (as shown in the accompanying table) of $0.10.

For continuing operations, compared to the prior year’s second quarter, net revenue increased 3.9%; net revenue per adjusted admission increased 5.4%; adjusted admissions, reflecting total admissions adjusted for outpatient volume, decreased 1.5% (approximately 0.8% from fewer uninsured); admissions decreased 3.8% (approximately 0.8% from fewer uninsured); emergency room visits increased 1.6%; and surgeries decreased 0.8%. EBITDA from continuing hospital operations for the quarter was $183.5 million, which represented a margin of 16.6%.

“While patient volumes in the second quarter declined, we believe the changes were due in part to short-term issues that we have begun to address,” said Burke Whitman, HMA’s President and Chief Executive Officer, “and we minimized the impact upon earnings and cash flow through focused managerial discipline.”

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Health Management Associates, Inc./Page 2

“I am particularly encouraged by the unambiguous progress we are making toward achieving our new vision to lead the industry in quality and satisfaction within two to three years. We had a long way to go in a number of our markets when we launched the Company’s new direction on January 1, 2008, but we have made sizable improvements to quality and patient satisfaction. As we continue to improve in quality and patient satisfaction we expect to earn stronger patient and physician loyalty to our hospitals, resulting in meaningful volume growth beginning within one to two years, possibly sooner.”

Provision for doubtful accounts, or bad debt expense, was $124.8 million, or 11.3% of net revenue, for the quarter compared to $142.7 million, or 13.4% of net revenue, for the same quarter a year ago and $129.0 million, or 11.2% of net revenue, for the first quarter ended March 31, 2008. The provision for doubtful accounts for the quarter ended June 30, 2007 included $39.0 million of additional reserves to reflect a decline in the collectibility of accounts receivable from uninsured patients.

Uninsured discounts from continuing operations for the quarter were $149.7 million compared to $147.7 million for the same quarter a year ago, and charity/indigent care write-offs for the quarter were $20.3 million, compared to $18.3 million for the same period a year ago. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 23.1% for the second quarter, compared to 25.1% for the same quarter a year ago.

Cash flow from continuing operating activities for the six month period ended June 30, 2008 was $286.2 million, after cash interest and cash tax payments aggregating $83.4 million.

As previously announced on May 21, 2008, during the second quarter HMA completed a $250.0 million private placement of convertible senior subordinated notes due 2028. The notes pay interest semi-annually at a rate of 3.75% per annum. The notes are convertible into cash and, in select circumstances, shares of the Company’s common stock, or a combination thereof, calculated on a proportionate basis over a 20 trading day observation period at a base conversion rate of 85.0340 shares per $1,000 principal amount of notes, which is equal to a base conversion price of approximately $11.76 per share, subject to adjustment upon the occurrence of certain events.

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Health Management Associates, Inc./Page 3

HMA utilized the net proceeds from the offering together with additional cash-on-hand to repurchase, in the open market, approximately $292.0 million of HMA’s 4.375% convertible senior subordinated notes due 2023, leaving approximately $282.7 million of the 4.375% convertible senior subordinated notes outstanding as of June 30, 2008.

On August 1, 2008, holders of HMA’s 4.375% convertible senior subordinated notes exercised a put-right and HMA used cash-on-hand to purchase approximately $282.5 million in principal value or 99.9% of the notes outstanding.

HMA also reported that is has updated its fiscal 2008 diluted EPS from continuing operations objective range to be between $0.41 and $0.47, excluding the previously reported gain from the Novant Health joint venture transaction and other items. This new EPS objective is based on a net revenue objective range of $4.4 to $4.6 billion, and an admissions decrease for the full year of between 1% and 3%.

HMA’s management team will hold a conference call to discuss HMA’s consolidated financial results and the contents of this press release on Tuesday, August 5, 2008 at 11:00 a.m. ET. Investors are invited to access the webcast via HMA’s website located at www.hma.com or via www.streetevents.com or join the conference call by dialing 877-476-3476. HMA will archive a copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations,” for a period of 60 days following the conference call.

HMA’s mission is the delivery of compassionate and high quality health care services that improve the quality of life for its patients, physicians, and the communities it serves. HMA owns and operates 57 hospitals, with approximately 8,100 licensed beds, in non-urban communities located throughout the United States. All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. or its affiliates.

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Health Management Associates, Inc./Page 4

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “optimistic,” “objective,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenue, income or loss, capital expenditures, debt structure, bad debt expense, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenue	$1,105,299	$1,064,104	$2,257,871	$2,171,440
Operating expenses:
Salaries and benefits	448,617	424,990	916,420	857,836
Supplies	149,248	146,097	306,121	299,974
Provision for doubtful accounts	124,837	142,734	253,807	261,542
Depreciation and amortization	59,626	52,364	117,084	102,661
Rent expense	22,681	20,384	44,816	40,808
Other operating expenses	196,637	192,152	391,810	378,813

Total operating expenses	1,001,646	978,721	2,030,058	1,941,634

Income from operations	103,653	85,383	227,813	229,806
Other income (expense):
Gains on sales of assets including minority equity interests, net	6,184	2,586	209,504	3,259
Interest expense	(58,656)	(61,625)	(120,860)	(94,867)
Refinancing and debt modification costs	(10,834)	—	(11,463)	(761)

Income from continuing operations before minority interest and income taxes	40,347	26,344	304,994	137,437
Minority interests in earnings of consolidated entities	(5,385)	(217)	(6,185)	(907)

Income from continuing operations before income taxes	34,962	26,127	298,809	136,530
Income tax expense	(13,039)	(10,131)	(115,278)	(52,914)

Income from continuing operations	21,923	15,996	183,531	83,616
Loss from discontinued operations, net of income taxes	(9,526)	(4,090)	(37,258)	(6,671)

Net income	$12,397	$11,906	$146,273	$76,945

Earnings (loss) per share:
Basic :
Continuing operations	$0.09	$0.07	$0.75	$0.35
Discontinued operations	(0.04)	(0.02)	(0.15)	(0.03)

Net income	$0.05	$0.05	$0.60	$0.32

Diluted :
Continuing operations	$0.09	$0.07	$0.75	$0.34
Discontinued operations	(0.04)	(0.02)	(0.15)	(0.03)

Net income	$0.05	$0.05	$0.60	$0.31

Dividends per share	$—	$—	$—	$10.00

Weighted average number of shares outstanding:
Basic	243,268	242,355	243,229	242,016
Add: Stock-based compensation arrangements	2,510	4,438	1,528	3,592
Convertible debt	—	1	—	1

Diluted	245,778	246,794	244,757	245,609

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$146,273	$76,945
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	120,636	105,079
Provision for doubtful accounts	253,807	261,542
Stock-based compensation expense	8,732	9,860
Minority interests in earnings of consolidated entities	6,185	907
Gains on sales of assets, including minority equity interests, net	(209,504)	(3,259)
Refinancing and debt modification costs	11,463	761
Long-lived asset impairment charge	921	—
Deferred income tax expense (benefit)	56,687	(42,058)
Changes in assets and liabilities of continuing operations:
Accounts receivable	(260,941)	(285,082)
Supplies and prepaid expenses	(7,293)	389
Prepaid and recoverable income taxes and income taxes payable	100,773	38,958
Deferred charges and other long-term assets	965	(2,882)
Accounts payable	9,561	47,044
Accrued expenses and other current liabilities	12,047	(6,662)
Other long-term liabilities	(1,321)	16,207
Equity compensation excess income tax benefit	—	(273)
Loss from discontinued operations, net of income taxes	37,258	6,671

Net cash provided by continuing operating activities	286,249	224,147

Cash flows from investing activities:
Acquisitions of minority interests and other	(2,420)	(36,127)
Additions to property, plant and equipment	(93,512)	(144,098)
Proceeds from sales of assets and insurance recoveries	7,334	21,937
Proceeds from sale of discontinued operations	3,500	—
(Increases) decreases in restricted funds, net	2,780	(12,267)

Net cash used in continuing investing activities	(82,318)	(170,555)

Cash flows from financing activities:
Proceeds from long-term debt, net	244,452	2,706,735
Principal payments on debt and capital lease obligations	(438,197)	(313,655)
Proceeds from exercises of stock options	—	24,719
Payments of financing costs	(88)	(3,277)
Investments by minority shareholders	302,938	8,456
Cash distributions to minority shareholders	(2,287)	(2,397)
Payments of cash dividends	—	(2,425,217)
Equity compensation excess income tax benefit	—	273

Net cash provided by (used in) continuing financing activities	106,818	(4,363)

Net increase in cash and cash equivalents before discontinued operations	310,749	49,229
Net decrease in cash and cash equivalents from discontinued operations:
Operating activities	(19,893)	(2,570)
Investing activities	(311)	(2,711)
Financing activities	(46)	(350)

Net increase in cash and cash equivalents	290,499	43,598
Cash and cash equivalents at beginning of period	123,987	66,814

Cash and cash equivalents at end of period	$414,486	$110,412

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2008	December 31, 2007
Assets
Current Assets:
Cash and cash equivalents	$414,486	$123,987
Accounts receivable, net	624,122	627,879
Other current assets	220,549	287,404
Assets of discontinued operations	48,129	79,150
Property, plant and equipment, net	2,405,927	2,403,746
Restricted funds	63,831	76,179
Other assets	1,038,839	1,045,574

	$4,815,883	$4,643,919

Liabilities and Stockholders’ Equity
Current liabilities	$748,049	$597,432
Deferred income taxes	129,224	70,457
Other long-term liabilities	310,213	308,210
Minority interests	123,016	20,223
Long-term debt	3,266,580	3,566,569
Stockholders’ equity	238,801	81,028

	$4,815,883	$4,643,919

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Total Hospitals(a)
Occupancy	44.2%	44.8%	47.4%	47.0%
Patient Days	317,431	323,639	684,528	677,974
Admissions	73,809	76,757	157,360	159,288
Adjusted Admissions	129,749	131,684	270,817	269,260
Average Length of Stay	4.3	4.2	4.4	4.3
Surgeries	69,649	70,187	140,175	140,802
Outpatient Revenue Percentage	48.8%	48.0%	47.7%	48.2%
Inpatient Revenue Percentage	51.2%	52.0%	52.3%	51.8%

(a)	Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008 (a)	2007 (a)	2008 (a)	2007 (a)
Net revenue	$1,105,299	$1,064,104	$2,257,871	$2,171,440
Less acquisitions, corporate and other	—	—	32,773	21,028

Same hospital net revenue	$1,105,299	$1,064,104	$2,225,098	$2,150,412

Income from continuing operations before income taxes	$34,962	$26,127	$298,809	$136,530

Adjustments:
Interest expense	58,656	61,625	120,860	94,867
Gains on sales of assets, including minority equity interests	(6,184)	(2,586)	(209,504)	(3,259)
Depreciation and amortization	59,626	52,364	117,084	102,661
Minority interests in earnings of consolidated entities	5,385	217	6,185	907
Refinancing and debt modification costs	10,834	—	11,463	761

EBITDA (b)	163,279	137,747	344,897	332,467
Adjustment for acquisitions, corporate and other	20,229	19,657	42,632	49,709

Same hospital EBITDA	$183,508	$157,404	$387,529	$382,176

Same hospital EBITDA margins =
Same hospital EBITDA / same hospital net revenue (b)	16.6%	14.8%	17.4%	17.8%

(a)	Continuing operations.
(b)	EBITDA is defined as earnings before interest, refinancing costs, income taxes, depreciation and amortization, gains and losses on sales of assets and minority interests. EBITDA margin is defined as EBITDA divided by net revenue. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income or as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financials statements, as it provides a measure of HMA’s liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations, excluding the impact of the gains on sales of assets and minority interests and refinancing costs. These tables are a non-GAAP presentation; nonetheless, HMA believes that providing this detail is beneficial to investors and other readers of HMA’s financial statements due to the significant impact these items had on income from continuing operations.

	For the Three Months Ended June 30, 2008
	Continuing Operations	Gains on Sales of Assets and Minority Interests	Refinancing and Debt Modification Costs	Total, As Reported
Income from continuing operations before income taxes	$39,612	$6,184	$(10,834)	$34,962
Income tax expense	(14,773)	(2,307)	4,041	(13,039)

Income from continuing operations	$24,839	$3,877	$(6,793)	$21,923

Earnings per share:
Basic	$0.10	$0.02	$(0.03)	$0.09

Diluted	$0.10	$0.02	$(0.03)	$0.09

	For the Six Months Ended June 30, 2008
	Continuing Operations	Gains on Sales of Assets and Minority Interests	Refinancing and Debt Modification Costs	Total, As Reported
Income from continuing operations before income taxes	$100,768	$209,504	$(11,463)	$298,809
Income tax expense	(38,875)	(80,825)	4,422	(115,278)

Income from continuing operations	$61,893	$128,679	$(7,041)	$183,531

Earnings per share:
Basic	$0.25	$0.53	$(0.03)	$0.75

Diluted	$0.25	$0.53	$(0.03)	$0.75

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